UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27122 (Commission file number)	94-2900635 (I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA (Address of principal executive offices)	94588 (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information, including the financial information attached as an exhibit to this Form 8-K/A, is furnished pursuant to Item 2.02 of Form 8-K, "Results of Operations and Financial Condition" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information contained in this Form 8-K/A shall not be incorporated by reference into any registration statement or other document or filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On August 27, 2013, Adept Technology, Inc. ("Adept") issued a press release announcing its financial results for its fiscal 2013 fourth quarter ended June 30, 2013. This Form 8-K/A corrects certain financial information included in the press release filed as an Exhibit to the Current Report on Form 8-K filed by Adept  dated such date.

Subsequent to the filing, the Company determined that $225,000 of restructuring charges should be recognized in the fourth quarter in connection with the Company’s plan to consolidate its facilities in France.  This restructuring charge, offset by related tax benefits and tax credits, reduces net income reported for the fourth quarter of 2013 and the fiscal year ended June 30, 2013 by $154,000.  The revised net income for the Company’s fourth quarter of 2013, after this charge, is $4,000 and the charge increases the net loss attributable to the Company’s common shareholders to $100,000, or a loss of $0.01 per share.  The corrected net loss for the Company’s fiscal year ended June 30, 2013 increases to $10.0 million and net loss attributable to the Company’s common shareholders increases to $10.3 million, or a loss of $0.99 per share.

The corrected financial information is included as an Exhibit to this amendment.

The presentation of Adept's financial results for its fourth quarter ended June 30, 2013 included in this Current Report on Form 8-K/A is qualified by a detailed discussion of associated material risks set forth in Adept's filings with the Securities and Exchange Commission. This includes Adept's Annual Report on Form 10-K for the year ended June 30, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1  Adept Technology Inc. Fourth Quarter 2013 and Fiscal Year 2013 Balance Sheet and Statement of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

Date: September 18, 2013	By:	/s/ Rob Cain
Rob Cain Chief Executive Officer